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                                                                       Exhibit 5

                          Law Offices of Steven C. Root
                              151 Job Seamans Acres
                              New London, NH 03257
                                 (603) 526-4770

                                  July 14, 2003

Jefferies Group, Inc.
520 Madison Avenue
12th Floor
New York, New York  10022

         Re: Registration Statement on Form S-8 Relating to the Jefferies Group, Inc. 2003 Incentive Compensation Plan, 1999 Incentive Compensation Plan, As Amended and Restated, and Deferred Compensation Plan, As Amended and Restated as of January 1, 2003

Ladies and Gentlemen:

                  I have acted as counsel to Jefferies Group, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to 18,000,000 shares of the Company's common stock (the "Registered Shares"), $.0001 par value per share (the "Common Stock"), to be offered and sold under the Company's 2003 Incentive Compensation Plan (the "2003 Plan") and 1999 Incentive Compensation Plan, as Amended and Restated (the "1999 Plan"), and options to acquire 2,000,000 shares issuable under the 2003 Plan (the "Registered Options"), and $120,000,000 of deferred compensation obligations of the Company (the "Deferred Compensation Obligations") which hereafter may be deemed to be securities offered and sold under the Deferred Compensation Plan, as Amended and Restated as of January 1, 2003 (the "DCP" and, together with the 2003 Plan and the 1999 Plan, the "Plans").

                  In connection with this opinion, I have examined the Registration Statement, the Amended and Restated Certificate of Incorporation and By-Laws of the Company, certain of the Company's corporate proceedings as reflected in its minute books, the Plans, and such other records as I have deemed relevant. In my examinations, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity with the originals of all documents submitted to me as copies. In addition, I have made such other examinations of law and fact as I have deemed appropriate in order to form a basis for the opinion hereinafter expressed.

                  In my opinion, (i) the Registered Shares that may be originally issued by the Company in connection with the Plans, when and to the extent issued in accordance with the terms of the Plans and the resolutions
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Jefferies Group, Inc.
July 14, 2003
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authorizing the Plans for a price per share not less than the par value thereof, will be validly issued, fully paid, and non-assessable shares of Common Stock, and (ii) the Registered Options and Deferred Compensation Obligations, when and to the extent issued in accordance with the terms of the 2003 Plan and the DCP and the resolutions authorizing the 2003 Plan and the DCP, will be validly issued by and binding obligations of the Company. My opinion set forth in clause
(ii) of this paragraph is subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights, general equitable principles
(whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  I am a member of the Bar of the State of New Hampshire, and I do not express any opinion herein concerning any law other than the law of the State of New Hampshire and the Delaware General Corporation Law, as amended.

                  I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving such opinion and consent, I do not thereby admit that I am acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                              Very truly yours,

                              /s/ Steven C. Root
                              Steven C. Root